Exhibit 99.1

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Investor Contact: Joseph D. Gangemi
 Corporate Investor Relations
(610) 695-3676

 Media Contact: David Culver
 Boyd Tamney Cross
 (610) 254-7426

Malvern Bancorp, Inc. Appoints National/International Businessman, Michael Moss, to its Board

PAOLI, Pa., March 26, 2015 (GLOBE NEWSWIRE) -- Malvern Bancorp, Inc. (Nasdaq: MLVF) (the “Company”), parent company of Malvern Federal Savings Bank (“MFSB” or the “Bank”), today announced that Michael D. Moss has been appointed to the Company’s board of directors. Moss is the CEO of Intercontinental Development, a privately held real estate investment company based in Ottsville, Pa, He was formerly the CEO of Intercontinental Distributing, Inc., a worldwide trading company based in Easton, Pa, which specialized in the sale of high-value, branded consumer products internationally.

“Michael brings a strategic connection to the Bucks and Montgomery county markets for the Company,” said Anthony C. Weagley, president and CEO of Malvern Bancorp, Inc., and Malvern Federal Savings Bank. “He exhibits the qualities that will bring added depth and expertise to the Company during a period of accelerated change in the banking industry.”

Moss, along with a group of prominent business leaders in Pennsylvania and New Jersey, helped found Team Capital Bank in 2005, which provided a comprehensive set of financial services including traditional retail and commercial banking products, mortgage banking and commercial lending. Team Capital has since been acquired by Provident Financial Services.

Moss is a member of the board of trustees of Delaware Valley College in Doylestown, Pa., and serves on the board’s executive committee. He also is a former trustee of the Mercer Museum in Doylestown. His community work in Bucks County includes assisting with the Bucks-Mont Katrina Relief Project, which helped hurricane victims in Mississippi. Moss chaired the committee to build an animal shelter in Hancock County, Miss. In 2011-2013, he served a term as a director of the United States Naval War College Foundation in Newport, RI.

Moss earned a B.S. in marketing from Fairleigh Dickinson University in Madison, N.J. He lives in Ottsville, Pa., with his wife, Ellen.

About Malvern Bancorp

Malvern Bancorp, Inc. is the holding company for Malvern Federal Savings Bank. Malvern Federal Savings Bank is a federally-chartered, FDIC-insured savings bank that was originally organized in 1887 and now serves as one of the oldest banks headquartered on the Philadelphia Mainline. For more than a century, Malvern Federal has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity. The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, as well as seven other financial centers located throughout Chester and Delaware Counties, Pennsylvania. Its primary market niche is providing personalized service to its client base. The Bank recently announced a strategic partnership with Bell Rock Capital to provide personalized wealth management and advisory services to high net worth individuals and families. The Bank focuses its lending activities on retail clients, commercial lending to small and medium-sized businesses, real estate developers and high net worth individuals.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernfederal.com, or for bank related information please visit http://www.malvernfederal.com

Forward-Looking Statements

This press release contains certain forward looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Malvern Bancorp Inc., and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.